UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

G MEDICAL INNOVATIONS HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Oppenheimer St. Rehovot 7670105, Israel	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.09 per share	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares, par value $0.09 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-253852

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

G Medical Innovations Holdings Ltd. (the “Registrant”) hereby incorporates by reference (a) the description of its Ordinary Shares, par value $0.09 per share (the “Ordinary Shares”), to be registered hereunder under the heading “Description of Share Capital and Governing Documents” (b) the description of warrants to purchase Ordinary Shares to be registered hereunder under the heading “Description of Securities We are Offering – Warrants to be Included in the Units” and (c) the information set forth under the heading “Taxation,” each in the Registrant’s Registration Statement on Form F-1 (File No. 333-253852) initially filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2021 (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

G Medical Innovations Holdings Ltd.

Date: June 23, 2020	By:	/s/ Dr. Yacov Geva
	Name:	Dr. Yacov Geva
	Title:	Chief Executive Officer

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